UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 1, 2007

PMA CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 1, 2007, PMA Capital Corporation (the “Company”) entered into a Stock Purchase Agreement with Charles C. Caldwell, Thomas G. Hamill, Colin D. O’Connor and J. Mark Davis, pursuant to which the Company acquired all of the stock of Midlands Holding Corporation from Messrs. Caldwell, Hamill, O’Connor and Davis.  Under the Stock Purchase Agreement, the Company paid $19.8 million in cash at the closing of the transaction, with the total purchase price of $22.8 million to $44.5 million to be paid over the next four years, based on achievement by Midlands Management Corporation, the operating subsidiary of Midlands Holding Corporation, of specified EBITDA growth levels.

The Stock Purchase Agreement and a press release announcing the transaction issued by the Company on October 1, 2007 are filed as exhibits hereto.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, the Company entered into a Stock Purchase Agreement to acquire all of the stock of Midlands Holding Corporation.  Under the Stock Purchase Agreement, up to $21.7 million of the potential total purchase price of $44.5 million is to be paid over the next four years, based on achievement by Midlands Management Corporation of specified EBITDA growth levels.  The specific terms of the contingent payments are set forth in Section 2.4 of the Stock Purchase Agreement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Stock Purchase Agreement among PMA Capital Corporation, Charles C. Caldwell, Thomas G. Hamill, Colin D. O’Connor and J. Mark Davis dated as of October 1, 2007.
Exhibit 99.1	Press Release dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation (Registrant)

October 1, 2007	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Stock Purchase Agreement among PMA Capital Corporation, Charles C. Caldwell, Thomas G. Hamill, Colin D. O’Connor and J. Mark Davis dated as of October 1, 2007.
Exhibit 99.1	Press Release dated October 1, 2007.